SECOND AMENDED AND RESTATED

BYLAWS

OF

LUFKIN INDUSTRIES, INC.

Dated: February 12, 2013

LUFKIN INDUSTRIES, INC.

BYLAWS

ARTICLE I.

OFFICES

Section 1.     Principal Office.  The principal office of Lufkin Industries, Inc. (the “Corporation”) shall be in the City of Lufkin, County of Angelina, State of Texas.

Section 2.     Registered Agent and Registered Office.  The registered agent and office of the Corporation required to be maintained in the State of Texas by the Texas Business Organizations Code, as amended (the “TBOC”), may be, but need not be, identical with the principal office, and the address of the registered agent and registered office may be changed from time to time by filing a statement of change in accordance with the TBOC.

Section 3.     Other Offices.  The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 1.     Place of Meetings.  The Board of Directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

Section 2.     Annual Meeting.  The annual meeting of shareholders for the purpose of electing directors of the Corporation (each, a “Director”), and transacting such other business as may properly come before the meeting, shall be held on the date and time fixed, from time to time, by the Board of Directors.  Any previously scheduled annual meeting may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting.

Section 3.     Special Meetings.  Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors or the holders of at least 10% of all the shares entitled to vote at the proposed special meeting, unless the Articles of Incorporation provide for a greater number of shares. Such request shall comply with the procedures set forth in Section 12(b) of this Article.  Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice of meeting, which notice shall be delivered in accordance with Section 12(c) of this Article.

Section 4.     Notice of Meetings.  Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be personally served upon and mailed to each shareholder of record entitled to vote thereat at such address as appears on the stock transfer books of the Corporation not less than ten (10) nor more than sixty (60) days before the date of the meeting.

If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at such address as appears on the stock transfer books, with postage thereon prepaid.  Any notice required to be given to any shareholder under any provision of the TBOC, the Articles of Incorporation of the Corporation (as amended from time to time and including each statement respecting any class or series of preferred stock of the Corporation which has been filed by the Corporation in accordance with the provisions of Section 21.156 of the TBOC, the “Articles of Incorporation”) or these Bylaws need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, in each case addressed at his address as shown on the stock transfer books of the Corporation, and have been returned undeliverable.  Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given.  If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

Section 5.     Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make (not later than the 11th day before the date of each meeting of shareholders of the Corporation), a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each and the type and number of shares (and number of votes, if different) held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.  Failure to comply with any requirements of this Section 5 shall not affect the validity of any action taken at such meeting.

Section 6.     Quorum.  The holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other any announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally notified.

In addition, any annual or special meeting of the shareholders may be adjourned, whether or not a quorum is present, by the Chairman of the Board, the Chief Executive Officer, the President or pursuant to a resolution of the Board of Directors.

Section 7.     Organization.  The Chairman of the Board shall preside at all meetings of the shareholders. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside. In the absence of the Chief Executive Officer, the President shall preside. In the absence of all of these officers, the Board of Directors shall appoint another officer of the Corporation to act as chairman of the meeting, who shall call the meeting to order and preside over the meeting.

The Secretary of the Corporation shall act as secretary at all meetings of the shareholders. In his absence an Assistant Secretary shall so act.  In the absence of a Secretary or an Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 8.     Proxies.  At any meeting of the shareholders every shareholder entitled to vote thereat shall be entitled to vote in person or by proxy appointed by instrument in writing executed by such shareholder or by his duly authorized attorney-in-fact. All proxies shall be filed with the secretary of the meeting before being voted. No appointment of a proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless such proxy otherwise provides. A proxy shall be revocable unless it conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

Section 9.     Voting of Shares.  Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, each shareholder shall have one (1) vote for each share having voting rights registered in his name on the books of the Corporation at the time of the closing of the stock transfer books (or at the record date) for such meeting. When a quorum is present at any meeting, the vote of holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any matter submitted to such meeting, unless the matter is one upon which by law or by express provision of the Article of Incorporation or of these Bylaws the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of such matter.

Section 10.     Voting of Shares by Certain Holders.  Shares of the Corporation held in the name of another entity may be voted by such officer, agent or proxy as the organizational documents of such other entity may authorize or, in the absence of such authorization, as the board of directors or other comparable governing body of such other entity may determine.

Shares of the Corporation held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and form a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted, either in person or by proxy, by the trustee or a person authorized to act on behalf of the trust by the trust agreement or the trustee.

Shares of the Corporation held in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation or shares of its own stock owned by another entity which is owned or controlled by the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.  However, shares of its own stock held in a fiduciary capacity by the Corporation may be voted by the Chairman of the Board, the Chief Executive Officer, the Secretary, or other designated officer.

Section 11.     Election of Directors.  At each election of Directors each shareholder entitled to vote thereat shall, unless otherwise provided by the Articles of Incorporation or by applicable law, have the right to vote the number of shares owned by him for as many persons as there are to be elected and for whose election he has the right to vote. No shareholder shall ever have the right or be permitted to cumulate his votes on any basis, any and all rights of cumulative voting being expressly prohibited.

Section 12.     Notice of Shareholder Business and Nomination of Board of Directors.

(a) Annual Meetings of Shareholders.

(i) Nominations of persons for election to the Board of Directors of the Corporation and/or the proposal of business to be considered by the shareholders shall only be made at an annual meeting of the shareholders (A) pursuant to the Corporation’s notice of meeting given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who is a shareholder of record at the time that notice provided for in this Section 12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in Section 12(c) of this Article.

(ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 12(a) of this Article, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to the Corporation at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 30 days or delayed more than 60 days from such anniversary date, to be timely, notice by the shareholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business the later of (x) the 60th  day prior to such annual meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made.  In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.

(b) Special Meeting of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting. A shareholder or shareholders who are the beneficial owners of not less than ten percent (10%) of all the shares entitled to vote at such meeting desiring to call a special meeting of shareholders shall deliver the shareholder’s notice required by Section 12(c)(i) of this Article, for business other than Director nominations, or by Section 12(c)(ii) and (iii) of this Article, for Director nominations, to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the 90th day prior to such proposed special meeting and not later than the close of business on the later of (x) the 60th day prior to such proposed special meeting and (y) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors, if any, to be elected at such meeting.  If the information required is properly supplied as set forth herein, the Board of Directors shall (1) within 30 days of receipt of such notice establish a record date for shareholders entitled to notice of and to vote at such meeting in accordance with these Bylaws, (2) establish a date for such meeting within 90 days of the date of receipt of such notice in accordance with these Bylaws and (3) direct the Chairman of the Board or Secretary to provide notice of such meeting, or direct the shareholders which delivered the notice to the Corporation requesting such meeting to provide notice of such meeting, to each shareholder of record entitled to vote thereat in accordance with the reasonable directions of the Board of Directors and Section 12 of this Article.

(c) Shareholder Notice Requirements.

(i) A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before an annual or special meeting (other than the nomination of a person for election as a Director, which is governed by Section 12(c)(ii) and (iii) of this Article): (i) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws and/or Articles of Incorporation of the Corporation, the language of the proposed amendment), and the reasons for conducting such business at the meeting; (ii) the name and address of the shareholder and any beneficial owner on whose behalf such proposal is made; (iii) the class and series and number of shares of the Corporation which are owned by the shareholder (beneficially and of record) and any beneficial owner on whose behalf such proposal is made as of the date of the shareholder’s notice, and a representation that the shareholder and beneficial owner on whose behalf such proposal is made, if any, will notify the Corporation in writing of the class and series and number of such shares owned of record and beneficially as of the record date for determining shareholders entitled to vote at the meeting promptly following the later of the record date for determining shareholders entitled to vote at the meeting or the date notice of such record date is first publicly disclosed; (iv) any material interest of the shareholder or beneficial owner on whose behalf such proposal is made, if any, in such business; (v) a description of any agreement, arrangement or understanding with respect to such business between or among the shareholder and any of its affiliates or associates or any beneficial owner on whose behalf such proposal is made, and any others (including their names) acting in concert with any of the foregoing, and a representation that the shareholder and beneficial owner on whose behalf such proposal is made, if any, will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for determining shareholders entitled to vote at the meeting promptly following the later of the record date for determining shareholders entitled to vote at the meeting or the date notice of such record date is first publicly disclosed; (vi) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or beneficial owner on whose behalf such proposal is made or any of their affiliates or associates, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any of its affiliates or associates or beneficial owner on whose behalf such proposal is made, if any, with respect to shares of stock of the Corporation, and a representation that the shareholder or beneficial owner on whose behalf such proposal is made, if any, will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for determining shareholders entitled to vote at the meeting promptly following the later of the record date for determining shareholders entitled to vote at the meeting or the date notice of such record date is first publicly disclosed; (vii) a representation that the shareholder or beneficial owner on whose behalf such proposal is made, if any, is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the meeting and shall remain such through the meeting date, and intends to appear in person or by proxy at the meeting to propose such business; (viii) a representation whether the shareholder or the beneficial owner on whose behalf such proposal is made, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies or votes from shareholders in support of such proposal; and (ix) any other information relating to such shareholder and beneficial owner on whose behalf such proposal is made, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder.

(ii) The written notice of a shareholder intending to make a nomination for Director at a meeting shall set forth the following information with respect to the nominee: (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee; (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a Director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed, under the rules of the Exchange Act; and (v) such person’s written consent to being named in the proxy statement as a nominee and to serve as a Director if elected. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.

(iii) The written notice of a shareholder intending to make a nomination for Director at a meeting shall set forth the following information with respect to the shareholder: (i) the name and address of the shareholder and any beneficial owner on whose behalf such nomination is made as they appear on the Corporation’s books; (ii) the class and series and number of shares of the Corporation which are owned by the shareholder (beneficially and of record) and any beneficial owner on whose behalf such nomination is made, and a representation that the shareholder and beneficial owner on whose behalf such nomination is made will notify the Corporation in writing of the class and series and number of such shares owned of record and beneficially as of the record date for determining shareholders entitled to vote at the meeting promptly following the later of the record date for determining shareholders entitled to vote at the meeting or the date notice of such record date is first publicly disclosed; (iii) a description of any agreement, arrangement or understanding with respect to such nomination between or among the shareholder and any of its affiliates or associates or the beneficial owner on whose behalf such nomination is made, if any, or the nominee, and any others (including their names) acting in concert with any of the foregoing, and a representation that the shareholder and beneficial owner on whose behalf such nomination is made, if any, will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for determining shareholders entitled to vote at the meeting promptly following the later of the record date for determining shareholders entitled to vote at the meeting or the date notice of such record date is first publicly disclosed; (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or the beneficial owner on whose behalf such nomination is made or any of their affiliates or associates, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any of its affiliates or associates or beneficial owner on whose behalf such nomination is made, if any, with respect to shares of stock of the Corporation, and a representation that the shareholder or beneficial owner on whose behalf such nomination is made, if any, will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for determining shareholders entitled to vote at the meeting promptly following the later of the record date for determining shareholders entitled to vote at the meeting or the date notice of such record date is first publicly disclosed; (v) a representation that the shareholder or beneficial owner on whose behalf such nomination is made, if any, is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the meeting and shall remain such through the meeting date, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (vi) a representation whether the shareholder or the beneficial owner on whose behalf such nomination is made, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies or votes from shareholders in support of such nomination; and (vii) any other information relating to such shareholder and beneficial owner on whose behalf such nomination is made, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(iv) The Corporation shall set forth in its proxy statement for each annual meeting of shareholders a summary of the notice provisions of these Bylaws relating to annual meetings of shareholders.

(d) General.

(i) Only persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as Directors. Only such business shall be conducted at a meeting of shareholders as shall have been brought the meeting in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective proposal shall be disregarded.

(ii) For purposes of this Section 12, “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) in a notice contained in the Wall Street Journal or other comparable national financial newspaper, (iii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or (iv) in a general notice by the Corporation to its shareholders of record given in accordance with these Bylaws.

(iii) Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12.  Nothing in this section shall be deemed to affect any right of a shareholder to request inclusion of proposals in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, and the provisions set forth in this section are separate from and in addition to Rule 14a-8 or any other rules governing shareholder proposals set forth in the Exchange Act. The foregoing notice requirements of this Section 12 shall be deemed satisfied by a shareholder with respect to business other than a nomination if the shareholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(iv) Notwithstanding the foregoing provisions of this Section 12, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present business, such business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 12, to be considered a qualified representative of the shareholder, a person must be authorized by a written instrument executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as a proxy at the meeting of shareholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of shareholders.

ARTICLE III.

BOARD OF DIRECTORS

Section 1.     Number and Qualification.  The property, business and affairs of the Corporation shall be managed and controlled by a Board of Directors. Directors need not be residents of the State of Texas or shareholders of the Corporation. The number of Directors constituting the Board of Directors of the Corporation may be increased or decreased from time to time by resolution adopted by the affirmative votes of eighty (80%) of the members of the entire Board of Directors. In no case shall the Board of Directors be composed of less than nine (9) nor more than fifteen (15) members.

Section 2.     Election and Term of Office.  The Directors shall be elected in classes as provided in the Articles of Incorporation. Each Director shall be elected for a three-year term and until his successor shall be elected or until his death or until he shall resign or be removed in the manner hereinafter provided.

Section 3.     Resignation.  Any Director may resign at any time by giving written notice to the Chairman of the Board, Chief Executive Officer or Secretary. Such resignation shall take effect at the time specified therein and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

Section 4.     Removal.  Any Director or Directors, including the entire Board of Directors, may be removed for cause by the affirmative votes of the holders of a majority of the shares of the Corporation entitled to vote in the election of Directors at any special meeting of shareholders called expressly for that purpose; shareholders may not remove any Director without cause. The Board of Directors may not remove any Director for or without cause, and no recommendation by the Board of Directors that a Director be removed for cause may be made to the shareholders except upon the affirmative vote of not less than 80% of members of the entire Board of Directors.

Section 5.     Vacancies.  Vacancies in the Board of Directors, whether arising through death, resignation or removal of a Director or otherwise, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors but only for a term of office continuing until the next election of one or more Directors by the shareholders; provided that the Board of Directors may not fill more than two directorships during the period between any two successive annual meetings of shareholders. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 6.     General Powers.  In addition to the powers and authorities expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 7.     Compensation.  The Board of Directors, or a committee designated by the Board of Directors, shall have the authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as Directors.  Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 8.     Retirement.  No person may be nominated for election or reelection as a Director of the Corporation who has attained the age of 73 years or more on or prior to the date fixed for the meeting of shareholders or Directors of the Corporation to be held for the purpose of electing or reelecting such Director.

ARTICLE IV.

MEETINGS OF THE BOARD OF DIRECTORS

Section 1.     Place of Meetings.  The Board of Directors of the Corporation may hold its meetings, both regular and special, either within or without the State of Texas.

Section 2.     Annual Meeting.  A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of shareholders.

Section 3.     Regular Meetings.  Regular meetings may be held at such times and places as shall be designated from time to time by the Board of Directors.

Section 4.     Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer on three (3) days’ notice to each Director given personally, by mail, or electronically. Special meetings shall be called by the Chairman of the Board, Chief Executive Officer or Secretary in like manner and on like notice on the written request of two (2) Directors.  Neither the purpose of nor the business to be transacted at any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 5.     Quorum and Action.  At all meetings of the Board of Directors, the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors at any meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

Section 6.     Dissent to Action.  A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 7.     Telephonic Meetings.  Directors may participate in any meeting of the Board of Directors or any committee thereof by telephone conference, video conference or other suitable electronic communications system, including the Internet, by means of which all persons participating in the meeting can communicate with each other, and all members so participating shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.  If voting is to take place at the meeting, the Corporation must reasonably verify the identity of each person voting and must keep a record of any vote or other action taken.

Section 8.     Action by Written Consent.  Any action required or permitted to be taken by the Board of Directors or any committee thereof, under the applicable provisions of any statute, the Articles of Incorporation, or these Bylaws, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

ARTICLE V.

COMMITTEES

Section 1.     Membership and Authorities.  The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate two (2) or more Directors to constitute an Executive Committee, which Committee to the extent provided in such resolution, shall have and may exercise all of the power and authority of the Board of Directors in managing the business and affairs of the Corporation, except where action of the Board of Directors is specified by applicable law, but the designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

Section 2.     Minutes.  The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 3.     Other Committees.  The Board of Directors may, to the fullest extent permitted by the TBOC, similarly create other committees consisting of one or more Directors for such terms and with such powers and duties as the Board of Directors deems appropriate.

Section 4.     Committee Rules; Quorum.  Each committee may adopt rules governing the method of calling and time and place of holding its meetings.  Unless otherwise provided by resolution of the Board of Directors, a majority of any committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee.

Section 5.     Vacancies.  The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee or any other committees.

ARTICLE VI.

OFFICERS

Section 1.     Number.  The officers of the Corporation shall consist of at least (a) a Chief Executive Officer or a President and (b) a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect a Chairman of the Board, a Chief Operating Officer, one or more Vice Presidents, a General Counsel, a Treasurer, and one or more Assistant Secretaries and Assistant Treasurers. One person may hold any two or more of said offices except those of Chief Executive Officer and Secretary or President and Secretary.

Section 2.     Election, Term of Office and Qualification.  The officers of the Corporation shall be elected by the Board of Directors at its first meeting after each annual meeting of shareholders.  No officer, except the Chairman of the Board or the Chief Executive Officer, need be a member of the Board of Directors. Each officer elected shall hold office until his successor shall have been duly chosen and qualified or until his death or his resignation or removal in the manner hereinafter provided.  The Board of Directors shall designate which officers shall be considered executive officers, which designation shall be made in accordance with the rules and regulations of the Securities and Exchange Commission.

Section 3.     Subordinate Officers.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such term, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any committee or officer the power to appoint any such subordinate officer or agent.

Section 4.     Resignation.  Any officer may resign at any time by giving written notice thereof to the Board of Directors or to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective. Acceptance of such resignation shall be without prejudice to the contract rights of the Corporation in regard to the employment of such person.

Section 5.     Removal.  Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the employment contract rights, if any, of the person so removed. Any other officer may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors.

Section 6.     Vacancies.  A vacancy in any office shall be filled for the unexpired portion of the term by the Board of Directors, but in case of a vacancy occurring in an office filled in accordance with the provisions of Section 3 of this Article, such vacancy may be filled by any committee or superior officer upon whom such power may be conferred by the Board of Directors.

Section 7.     The Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the Board of Directors at which he is present, shall be ex officio a member of all standing committees, shall perform such other duties, responsibilities and authorities as shall be assigned to him by the Board of Directors from time to time and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation.

Section 8.     Chief Executive Officer.  The Chief Executive Officer shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and at all meetings of the Board of Directors, shall be ex officio a member of all standing committees, shall perform such other duties, responsibilities and authorities as shall be assigned to him by the Board of Directors from time to time and by the Chairman of the Board and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation.  The Chief Executive Officer shall have supervision of and exercise general executive powers relating to all of the operations and business of the Corporation, shall from time to time assign all of the officers of the Corporation their respective duties and responsibilities and shall exercise all such other powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

Section 9.      The President.  The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall have designated another executive officer as Chief Executive Officer.  In the event another executive officer has been designated Chief Executive Officer of the Corporation by the Board of Directors, then (i) the Chief Executive Officer shall have all of the powers granted by the Bylaws to the President; and (ii) the President shall, subject to the powers of supervision and control thereby conferred upon the Chief Executive Officer, have all necessary powers to discharge any responsibility conferred on him by the Board of Directors, which may include general supervision of the affairs of the Corporation and general and active control of all of its business.  He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors or these Bylaws, to some other officer or agent of the Corporation.

Section 10.     The Chief Operating Officer.  The Board of Directors may from time to time elect a Chief Operating Officer.  If elected by the Board of Directors, the Chief Operating Officer shall, under the supervision of the Chief Executive Officer, manage the day to day operations of the Corporation and in general shall assist the Chief Executive Officer and perform such other duties as may be assigned to him by the Chief Executive Officer or by the Board of Directors.

Section 11.     The Vice Presidents.  The Vice Presidents shall perform the duties as are given to them by these Bylaws and as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or President and may sign, with any other proper officer, certificates for shares of the Corporation. The Board of Directors may from time to time add to the title of “Vice President” such additional descriptive prefix and/or suffix as may in their opinion indicate the services or duties to be performed by the person serving in such office.

Section 12.     General Counsel.  The General Counsel shall act as chief legal advisor to the Corporation.  The General Counsel may have one or more staff attorneys and assistants, and may retain other attorneys to conduct the legal affairs and litigation of the Corporation under the General Counsel’s supervision.

Section 13.     The Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Executive Committee and standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors as required by law or by these Bylaws, be custodian of the corporate records and have general charge of the stock books of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. He may sign, with any other proper officer, certificates for shares of the Corporation and shall keep in safe custody the seal of the Corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

Section 14.     Assistant Secretaries.  The Assistant Secretaries shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board of Directors or by the Secretary. At the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designation the senior Assistant Secretary) shall perform the duties and exercise the powers of the Secretary.

Section 15.     The Treasurer.  The Treasurer shall have the custody and be responsible for all corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors and the Chief Executive Officer, at the regular meeting of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He may sign, with any other proper officer, certificates for shares of the Corporation.

Section 16.     Assistant Treasurers.  The Assistant Treasurers shall perform the duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Board of Directors or by the Treasurer. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation the senior Assistant Treasurer) shall perform the duties and exercise the powers of the Treasurer.

Section 17.     The Treasurer’s Bond.  If required by the Board of Directors, the Treasurer and any Assistant Treasurer shall give the Corporation a bond in the such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 18.     Salaries.  The salary or other compensation of executive officers shall be fixed from time to time by the Board of Directors or by such committee as shall be designated by the Board of Directors. The Board of Directors may delegate to any committee or officer the power to fix from time to time the salary or other compensation of other officers, employees and agents appointed in accordance with the provisions of Section 3 of this Article.

Section 19.     Retirement.  No person may be elected or reelected as an officer of the Corporation who has attained the age of 70 years or more at the normal time for election for officers.

ARTICLE VII.

CORPORATE SHARES

Section 1.     Capital Stock; Share Certificates.  The shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the laws of the State of Texas.  Except as otherwise provided by law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.  Each shareholder, upon written request to the Corporation or its transfer agent, shall be entitled to a certificate of the capital stock of the Corporation.  If certificated, the certificates representing shares of the Corporation shall be in such form, not inconsistent with statutory provisions and the Articles of Incorporation, as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and either the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, sealed with the corporate seal or a facsimile thereof. The signatures of the Chairman of the Board, the Chief Executive Officer, the President or Vice President, Secretary or Assistant Secretary, Treasurer or Assistant Treasurer upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of its issuance.

All certificates shall be consecutively numbered and the name of the person owing the shares represented thereby, with the number of such shares and date of issue, shall be entered on the Corporation’s books.

All certificates surrendered to the Corporation shall be cancelled, and no new certificates shall be issued until the former certificate for the same number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner of the uncertificated shares a written notice that sets forth all of the information required by Section 3.205 of the TBOC.

Section 2.     Registration and Transfer of Shares.  The Board of Directors may appoint one or more transfer agents for the Corporation’s capital stock and may make, or authorize such agent or agents to make, all such rules and regulations as are expedient governing the issue, transfer and registration of shares of the capital stock of the Corporation and any certificates representing such shares. The capital stock of the Corporation shall be transferred only upon the books of the Corporation either (a) if such shares are certificated, by the surrender to the Corporation or its transfer agent of the old stock certificate therefor duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or (b) if such shares are uncertificated, upon proper instructions from the holder thereof, in each case with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Prior to due presentment for registration of transfer of a security (whether certificated or uncertificated), the Corporation shall treat the registered owner of such security as the person exclusively entitled to vote, receive notifications and dividends, and otherwise to exercise all the rights and powers of such security.

Section 3.     Ownership of Shares.  The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

Section 4.     Closing of Transfer Books; Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  The determination of shareholders on such record date shall apply with respect to the particular action notwithstanding any transfer of shares on the books of the Corporation after such record date.

If the Board of Directors does not provide for closing of the transfer books or does not set a record date relative to a particular meeting, then in such event the record time and date for the determination of shareholders entitled to notice and to vote at such meeting shall be the close of business on the 30th day immediately preceding such meeting.

Section 5.     Dividends.  The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

ARTICLE VIII.

GENERAL PROVISIONS

Section 1.     Waiver of Notice.  Whenever, under the provisions of applicable law or of the Articles of Incorporation or of these Bylaws, any notice is required to be given to any shareholder or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 2.     Seal.  The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 3.     Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.     Checks, Notes, etc.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5.     Voting Upon Shares Held by the Corporation.  Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of shareholders or holders of other securities (or act by written consent in lieu thereof) of any entity in which this Corporation may hold shares or other securities and at any such meeting (or delivery of a written consent in lieu thereof) shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

Section 6.     Deposits.  All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE IX.

INDEMNIFICATION

Section 1.     Indemnification of Directors and Officers.  The Corporation shall indemnify each person who at any time shall serve, or at any time shall have served, as a Director or officer of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other organization, including entities controlled by or under common control with the corporation (each such person referred to herein as an “Indemnitee”), and such indemnification shall inure to the benefit of an Indemnitee’s heirs, executors and administrators, in each case as and to the fullest extent Chapter 8 of the TBOC and the Corporation’s Articles of Incorporation permit, as the same exists or may hereafter be amended (but, in the case of any such amendment, including any amendment to these Bylaws, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Corporation was permitted to provide prior to such amendment).  The foregoing right of indemnification shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled as a matter of law or under any agreement, other provision of these Bylaws, vote of shareholders or Directors, or other arrangement.  The Corporation may enter into indemnification agreements with its officers and Directors that contractually provide to them the benefits of the provisions of this Article IX and include related provisions intended to facilitate the Indemnitee's receipt of such benefits and such other indemnification protections as the Board of Directors may deem appropriate.  In lieu of, or in addition to, any such agreements, the right to indemnification conferred herein shall be construed as a contract right of such Indemnitee.

Section 2.     Advancement or Reimbursement of Expenses.  The rights of each Indemnitee provided under Section 1 of this Article IX shall include, but not be limited to, the right to be indemnified and to have expenses advanced by the Corporation in all proceedings to the fullest extent Chapter 8 of the TBOC and the Corporation’s Articles of Incorporation permit. In addition, to the extent an Indemnitee is, by reason of his serving as an officer or Director of or at the request of the Corporation, a witness or otherwise participates in any proceeding at a time when he is not named a defendant or respondent in the proceeding, the Corporation shall indemnify him against all expenses actually and reasonably incurred by him or on his behalf in connection therewith.  The Corporation shall pay all reasonable expenses incurred by or on behalf of any Indemnitee in connection with any proceeding or claim, whether brought by the Corporation or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to this Article IX within 10 days after the receipt by the Corporation of a written request from that Indemnitee accompanied by documentation reasonably evidencing such expenses and requesting such payment or payments from time to time, whether prior to or after final disposition of such proceeding or claim; provided that the Indemnitee provides a written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification under Chapter 8 of the TBOC and undertakes and agrees in writing that he will reimburse and repay the Corporation for any expenses so advanced to the extent that it shall ultimately be determined, in accordance with the provisions of Chapter 8 of the TBOC, that he is not entitled to be indemnified against such expenses.

Section 3.     Determination of Request.  Upon written request to the Chief Executive Officer, General Counsel or Secretary of the Corporation by an Indemnitee for indemnification pursuant to these Bylaws, a determination, if required by applicable law, with respect to that Indemnitee's entitlement thereto shall be made in accordance with Chapter 8 of the TBOC; provided further, that the Corporation shall not be obligated to provide indemnification for the amount of any settlement that does not receive the prior approval of a majority of the Board of Directors who at the time of such approval are disinterested and independent, even if such disinterested and independent Directors constitute less than a quorum.

Section 4.     Effect of Certain Proceedings.  The termination of any proceeding or of any claim against any Indemnitee in a proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, shall not (except as this Article IX otherwise expressly provides) by itself adversely affect the right of that Indemnitee to indemnification or create a presumption that he did not conduct himself in good faith and in a manner that he reasonably believed, in the case of conduct in his official capacity, was in the best interests of the Corporation or, in all other cases, that was not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that he had reasonable cause to believe that his conduct was unlawful, and that Indemnitee shall be deemed to have been found liable in respect of any claim only after he shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

Section 5.     Expenses of Enforcement of Article.  In the event that any Indemnitee, pursuant to this Article IX, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, any rights created under or pursuant to this Article IX, that Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses he actually and reasonably incurs in that judicial adjudication, but only if he prevails therein.  The burden of proving the defense of such indemnification shall be on the Corporation.  If it shall be determined in that judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses the Indemnitee incurs in connection with that judicial adjudication shall be reasonably prorated in good faith by counsel for the Corporation if not so determined by the court in which the matter was adjudicated.

Section 6.     Indemnification of Other Employees and Agents.  The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to (1) an employee of the Corporation or (2) an agent of the Corporation, to the same extent and subject to the same conditions (or to such lesser extent and/or with such other conditions as the Board of Directors may determine) under which it may indemnify and advance expenses to an Indemnitee under this Article IX.  Any indemnification rights granted pursuant to this Section 6 shall inure to the benefit of such indemnified person’s heirs, executors and administrators.

Section 7.     Insurance Arrangements.  The Corporation may, but is not required to, procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any person, including any Indemnitee, who is or was a director, officer, employee, agent or fiduciary of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, proprietorship, trust, employee benefit plan or other organization, against any expense, liability or loss asserted against or incurred by that person, in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify that person against that expense or liability.

Section 8.     Severability.  If a court of competent jurisdiction holds any provision or provisions of this Article IX to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Article IX shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article IX shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE X.

AMENDMENTS

Section 1.     Amendments by Board of Directors and Shareholders.  The Board of Directors, by the affirmative vote of a majority of the Directors and without the assent or vote of the shareholders, may alter, amend, or repeal these Bylaws or adopt new Bylaws. The shareholders shall not repeal or change any of the provisions of these Bylaws except by the vote of the holders of not less than 80 percent of the total voting power of all shares of stock of the Corporation entitled to vote in the election of Directors, considered for purposes of this Article X in one class.

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